Exhibit 99.1

PRESS RELEASE
Available for Immediate Release: June 2, 2008

Capital Corp of the West Announces Directors’ Purchase of Shares

MERCED, Calif. – June 2, 2008 – Capital Corp of the West (NASDAQ: CCOW), parent company of County Bank, today announced that several Directors and Officers of the Company have filed Form 4 with the Securities and Exchange Commission to disclose their purchase of shares of the Company’s common stock in the market beginning on May 23, 2008. The purchases were made following the release on May 19, 2008 of the Company’s results of operations for the first quarter of 2008 and the filing of its Form 10-Q for that period.

“I believe in the long-term growth and success of County Bank and therefore took this opportunity to purchase additional CCOW shares for my personal investment portfolio,” said Capital Corp of the West Director Donald T. Briggs, Jr. “I am confident County Bank will emerge from this difficult time as an even stronger financial institution and banking leader throughout California.”

Capital Corp of the West Director Dorothy Bizzini added “As a long-time resident of Merced County, I have watched County Bank grow from a one branch operation into a successful 40 branch regional community bank. Through good economic times and bad, County Bank has persevered and remained strong, which is why I believe in this Company and continue to invest in CCOW shares.”

About Capital Corp of the West

Capital Corp of the West, a bank holding company established November 1, 1995, is the parent company of County Bank, which has more than 30 years of service as “Central California's Community Bank.” County Bank currently has 40 branch offices serving 13 counties in California. Its primary concentration is in California’s Central Valley. As of the latest FDIC data, County Bank has a 7.29 percent market share in the six Central California counties in which it has a significant retail branch presence, ranking County Bank fifth out of 41 financial institutions in that market area.

Safe Harbor

This press release includes forward-looking statements and information is subject to the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  In addition to historical information, this press release includes certain forward-looking statements that are subject to risks and uncertainties and include information about possible or assumed future results of operations.  Many possible events or factors could affect the future financial results and performance of the Company.  This could cause results or performance to differ materially from those expressed in our forward-looking statements.  Words such as “expects”, “anticipates”, “believes”, “estimates”, “intends”, “plans”, “assumes”, “projects”, “predicts”, “forecasts”, variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict.  Certain of these risks, uncertainties and assumptions are discussed in the Risk Factors section of the Company’s Form 10-Q for the quarter ended March 31, 2008 and Form 10-K for the year ended December 31, 2007.  Among the factors that may cause future performance to vary significantly from current expectations are uncertainties in the following areas:  local, national and international economic conditions; volatility in the credit, equity and other markets; competition; volatility of real estate values and difficulties in obtaining current information on values; the Company’s credit quality and the adequacy of its allowance for loan losses; actions by banking regulators in response to the Company’s loan losses; deposit customer confidence in the Company and the sufficiency of the Company’s cash and liquid assets to meet high levels of withdrawal requests resulting from announcement of unfavorable operating results; availability of borrowings from the Federal Reserve Bank and Federal Home Loan Bank; changes in market interest rates; risks in integrating acquired businesses and branches; regional weather and natural disasters; the possible adverse effect of concentrations in the loan portfolio; turmoil in credit and capital markets and the Company’s ability to raise capital in a difficult market; the Company's ability to hire a qualified replacement for the current chief executive officer who has announced his intention to retire; potential adverse changes in market interest rates; and the effect of existing and future regulation of the banking industry and the Company in particular; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences or acts of this type; outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the U.S. Congress or any other national or international calamity, crisis or emergency.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

Contact Information

Thomas Smith, First Vice President, Director of Marketing, 209-725-4540.